EXHIBIT 3.1


                    CORNERSTONE REALTY INCOME TRUST, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

                                     TO THE

                           ARTICLES OF INCORPORATION



          1. Name. The name of the Corporation is Cornerstone Realty Income Trust, Inc.

          2. Action of Directors. By written consent effective as of October 7, 1992, the directors of the corporation found the Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit A, to be in the best interests of the Corporation and approved the amendment and restatement.

          3. Action of Shareholders. By written consent effective as of October 7, 1992, all of the shareholders of the corporation found the Amended and Restated Articles of Incorporation to be in the best interests of the Corporation approved the amendment and restatement.


     Dated:   October 8th, 1992

                                           CORNERSTONE REALTY INCOME TRUST, INC.



                                           By: /s/  Glade M. Knight
                                             --------------------------
                                             Glade M. Knight, President


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                                                                       EXHIBIT A

                     CORNERSTONE REALTY INCOME TRUST, INC.
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                   ARTICLE I
                                      NAME

     The name of the Corporation is Cornerstone Realty Income Trust, Inc.


                                   ARTICLE II
                                    PURPOSE

     The Corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.


                                  ARTICLE III
                               AUTHORIZED SHARES

     3.1 Number and Designation. The aggregate number of shares that the Corporation shall have authority to issue is as follows:

               Class                              Number of Shares
               -----                              ----------------
               Common                               10,000,000

     The Board of Directors may, in its discretion, issue additional shares or other equity of the Corporation, including options, warrants and rights, for cash, property or other consideration, on such terms and at such prices as the Board of Directors in its sole discretion may in good faith determine.

     3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any


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such shares,  or (iii) any obligations  convertible into any such shares or into warrants, rights or options to purchase any such shares.


                                   ARTICLE IV
                                 COMMON SHARES

     4.1 Voting Rights. The holders of outstanding Common Shares shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except as may be required by law.

     4.2 Distributions. The Corporation's Board of Directors shall have the authority to declare dividends from funds available for such purposes under the Virginia Stock Corporation Act and shall declare such dividends to the extent necessary to ensure the Corporation's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"). The holders of outstanding Common Shares shall be entitled to receive, if, when and as declared by the Board of Directors, dividends and distributions of the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                       2


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                                   ARTICLE V
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation, which is located in the City of Richmond, Virginia, is c/o McGuire, Woods, Battle & Boothe, 901 East Cary Street, Richmond, Virginia 23219. The initial registered agent of the Corporation is Leslie A. Grandis, Esq., whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.


                                   ARTICLE VI
                     LIMIT ON LIABILITY AND INDEMNIFICATION

     6.1 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

     6.2 Mandatory Indemnification. The Corporation shall indemnify any individual or entity who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (including a proceeding by or in the right of the Corporation or by or on behalf of its shareholders) because such individual or entity is or was a director, officer or affiliate (as hereinafter defined) of the Corporation or of any legal entity controlled by the Corporation,

                                       3

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or is or was a  fiduciary  of  any  employee  benefit  plan  established  at the direction of the Corporation, against all liabilities and reasonable expenses incurred by him or it on account of the proceeding, provided that the directors of the Corporation (excluding the indemnified party) determine in good faith that his or its course of conduct which caused the loss or liability was undertaken in good faith within what he or it reasonably believed to be the scope of his or its authority and for a purpose which he or it reasonably believed to be in the best interests of the Corporation or its shareholders, and further that such liabilities and expenses were not incurred because of his or its misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursement for expenses incurred by any of the persons or entities named above upon receipt of an undertaking from him or it to repay the same if it is ultimately determined that such individual or entity is not entitled to indemnification. The Corporation is authorized to contract in advance to indemnify any of the persons or entities named above to the extent it is required to indemnify them pursuant to the provisions of this Section 6.2

     Notwithstanding the above, indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or

                                       4


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out of a  violation  of federal or state  securities  laws  associated  with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims agianst a particular indemnitee.

     For purposes of these Articles of Incorporation, the term "affiliate" of a specified person or entity means any other person or entity who: (i) directly or indirectly controls, is controlled by, or is under common control with the specified person or entity: or (ii) owns or controls 10% or more of the outstanding voting securities or comparable equity interest in such specified person or entity; or (iii) is an officer, director, partner or trustee of the specified person or entity; or (iv) if the specified person or entity is an officer, director, partner or trustee of another entity, then the entity for which that person or entity acts in any such capacity.

     6.3 Miscellaneous. The rights of each person or entity entitled to indemnification under this Article shall inure to the benefit of such person's or entity's heirs, executors, administrators, successors or assigns. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person or entity may be entitled,

                                       5

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including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation, and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person or entity shall be entitled to indemnification by the Corporation to the extent such person or entity is indemnified by another, including an insurer.

     6.4 Amendments. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person or entity arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


                                  ARTICLE VII
                                   AMENDMENT

     These Articles may be amended at any time, and from time to time, upon the vote of a majority of the holders of the outstanding Common Shares of the Corporation, with each share entitled to one vote.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                          ARTICLES OF AMENDMENT TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION



     1. Name. The name of the  Corporation  is Cornerstone  Realty Income Trust,
Inc.


     2. The Amendment. The Amendment, a copy of which is attached hereto as Exhibit A, amends Section 3.1 of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock.

     3. Board Action. The Board of Directors by unanimous written consent effective as of April 18, 1994 declared the adoption of the Amendment to be in the best interest of the Corporation and directed that it be submitted to a vote of the shareholders at the annual meeting of shareholders to be held on the 25th day of May, 1994.

     4. Shareholder Action.

          (a) Notice of the annual meeting, together with a copy of the proposed Amendment, was given in the manner prescribed by the Virginia Stock Corporation Act to all shareholders of record entitled to such notice.

          (b)  On  the  record   date,   the  total  number  of  shares  of  the
Corporation's common stock outstanding and entitled to vote on the Amendment was 3,317,809.

          (c) On May 25, 1994, the annual meeting of shareholders was convened, and was adjourned until July 8, 1994.

          (d) On July 8, 1994, the annual meeting was reconvened and the Amendment proposed by the Board of Directors was adopted.


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          (e) The total number of votes cast FOR the Amendment was 2,216,524 and
AGAINST the Amendment was 239,433. The number of votes cast FOR the amendment was sufficient for its approval.



Dated:     September 6, 1994                      CORNERSTONE REALTY INCOME
                                                  TRUST, INC.

                                                  By:   /s/  Glade M. Knight
                                                    ----------------------------
                                                             Glade M. Knight

                                                  Its:  President

                                                                       Exhibit A

                                   ARTICLE III
                                AUTHORIZED SHARES

     3.1 Number and Designation. The aggregate number of shares that the Corporation shall have authority to issue is as follows:

                  Class                              Number of Shares
                  -----                              ----------------

                 Common                                50,000,000

                      CORNERSTONE REALTY INCOME TRUST, INC.
                          ARTICLES OF AMENDMENT TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     1. Name. The name of the  Corporation  is Cornerstone  Realty Income Trust,
Inc.

     2. The Amendment. The Amendment, a copy of which is attached hereto as Exhibit A, adds a new Article VII (and renumbers existing Article VII, as
Article VIII) to the Amended and Restated Articles of Incorporation of the Corporation to provide for the election of directors to staggered terms of office.

     3. Board Action. The Board of Directors at a regular meeting held on January 25, 1995 unanimously approved the Amendment, declared the adoption of the Amendment to be in the best interest of the Corporation and directed that it be submitted to a vote of the shareholders at the annual meeting of shareholders to be held on April 26, 1995.

     4. Shareholder Action.

          (a) Notice of the annual meeting, together with a copy of the proposed Amendment, was given in the manner prescribed by the Virginia Stock Corporation Act to all shareholders of record entitled to such notice.

          (b)  On  the  record   date,   the  total  number  of  shares  of  the
Corporation's common stock outstanding and entitled to vote on the Amendment was 5,650,307.

          (c) On April 26, 1995, the annual meeting of shareholders was convened and the Amendment proposed by the Board of Directors was adopted.

          (d) The total number of vote cast FOR the Amendment was 3,633,038 and AGAINST the Amendment was 59,205. The number of votes cast FOR the amendment was sufficient for its approval.



Dated:   August 10, 1995                         CORNERSTONE REALTY INCOME
                                                 TRUST, INC.

                                                 By:  /s/ Glade M. Knight
                                                    ------------------------
                                                           Glade M. Knight

                                                 Title: President

                                        2


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                                   ARTICLE VII
                               BOARD OF DIRECTORS

     Commencing with the 1996 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes, denominated as Class I, Class II, and Class III, each as nearly equal in number to the other two as possible. At the 1996 Annual Meeting of Shareholders, directors of Class I shall be elected to hold office for a term expiring at the 1997 Annual Meeting of Shareholders; directors of Class II shall be elected to hold office for a term expiring at the 1998 Annual Meeting of Shareholders; and directors of Class III shall be elected to hold office for a term expiring at the 1999 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after 1996, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

                      CORNERSTONE REALTY INCOME TRUST, INC.
                          ARTICLES OF AMENDMENT TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     1. Name. The name of the  Corporation  is Cornerstone  Realty Income Trust,
Inc.

     2. The Amendments. The Amendments, a copy of which are attached hereto as Exhibit A, amend Article III and Article IV of the Amended and Restated Articles of Incorporation of the Corporation to provide for (i) an increase in the number of the Corporation's authorized common shares from 50 million to 100 million common shares and (ii) (A) authorization of a new class of 25 million preferred shares, issuable in series the characteristics of which may be fixed by the Board of Directors and (B) certain conforming changes to reflect the fact that the voting rights and rights to distributions of the holders of the common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares.

     3. Board Action. The Board of Directors by unanimous consent effective March 23, 1998 unanimously approved the Amendments, declared the adoption of the Amendments to be in the best interest of the Corporation and directed that they be submitted to a vote of the shareholders at the annual meeting of shareholders to be held on May 5, 1998.

     4. Shareholder Action.

          (a) Notice of the annual meeting, together with a copy of the proposed
Amendments,   were  given  in  the  manner  prescribed  by  the  Virginia  Stock
Corporation Act to all shareholders of record entitled to such notice.

          (b) On the record date, the total number of common shares of the Corporation outstanding and entitled to vote on the Amendments was 35,750,752, with each common share entitled to one vote.

          (c) On May 5, 1998, the annual meeting of shareholders was convened and the Amendments proposed by the Board of Directors were adopted.

          (d) The total number of votes cast for (i) APPROVAL of the amendment to increase the number of authorized common shares from 50 million to 100 million common shares was 31,971,084 and for DISAPPROVAL of such amendment was 823,509 (with 201,407 votes abstaining) and (ii) APPROVAL of the amendment to authorize a new class of 25 million preferred shares and to adopt certain conforming changes was 26,830,688 and for DISAPPROVAL of such amendment was 1,695,356 (with 438,764 abstaining). The number of votes cast for APPROVAL were sufficient for the approval of both amendments.



Dated: May 12, 1998                                 CORNERSTONE REALTY INCOME
                                                    TRUST, INC.

                                                    By: /s/ Glade M. Knight
                                                      --------------------------
                                                    Glade M. Knight, President

     SECTION 3.1 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

     3.1   Number and Designation.

          (a) The Corporation shall have authority to issue 100,000,000 Common Shares.

          (b) The Corporation shall have authority to issue 25,000,000 preferred shares, without par value. Notwithstanding anything to the contrary in these Articles of Incorporation, the Board of Directors, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Virginia Stock Corporation Act, of any series within the preferred shares before the issuance of any shares of that series.

     SECTION 4.1 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

     4.1 Voting Rights. The holders of outstanding Common Shares shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided in the Articles of Amendment establishing any series of preferred shares, or (ii) as may be required by law.

     THE SECOND SENTENCE OF SECTION 4.2 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION IS AMENDED TO READ AS FOLLOWS:

Subject to the rights of the holders of shares, if any, ranking senior to the Common Shares as to dividends or rights in liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding Common Shares shall be entitled to receive, if, when and as declared by the Board of Directors, dividends and distributions of the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.